  As filed with the Securities and Exchange Commission on  May 26, 1999


                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             _____________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                                 EARTHWEB INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                                                 13-3899472
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                 3 PARK AVENUE
                           NEW YORK, NEW YORK  10016
                   (Address of Principal Executive Offices)

                           1998 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                             _____________________

                                JACK D. HIDARY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 EARTHWEB INC.
                                 3 PARK AVENUE
                           NEW YORK, NEW YORK 10016

                    (Name and Address of Agent for Service)

                                (212) 725-6550
         (Telephone Number, Including Area Code, of Agent For Service)

                                  ___________

                              With copy sent to:
                             JOHN R. HEMPILL, ESQ.
                            MORRISON & FOERSTER LLP
                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 468-8000

                                   __________

                        CALCULATION OF REGISTRATION FEE


====================================================================================================
   Title of Securities         Amount to        Proposed           Proposed           Amount of
    to be Registered         be Registered       Maximum            Maximum        Registration Fee
                                             Offering Price   Aggregate Offering
                                              Per Share(1)         Price(1)
----------------------------------------------------------------------------------------------------
Common Stock, $.01          1,700,000        $33.687           $57,268,741            $15,920.71
par value per share
====================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 24, 1999.

================================================================================
                     The Exhibit Index appears on page II-4

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 1,700,000 additional shares of the Common Stock, par value $.01 per share, of EarthWeb Inc. (the "Company") reserved for issuance under the terms of the Company's 1998 Stock Incentive Plan. The contents of the Registration Statement on Form S-8 filed by the Company on January 5, 1999 (File No. 333-70145) are incorporated by reference herein.

ITEM 8.  EXHIBITS.

4.1   Registrant's 1998 Stock Incentive Plan, as amended.
5.1   Opinion of Morrison & Foerster LLP.
23.1  Consent of PricewaterhouseCoopers LLP.
23.2  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1  Power of Attorney (See page II-3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 26, 1999.

                                    EARTHWEB INC.

                                   By:  /s/ Jack D. Hidary
                                        ------------------
                                        Jack D. Hidary
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Jack D. Hidary and Murray Hidary, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                  Title                             Date
               ---------                                  -----                             ----
/s/ Jack D. Hidary                        President, Chief Executive Officer and        May 26, 1999
---------------------------------------   Director (Principal Executive Officer)
Jack D. Hidary

/s/ Murray Hidary                           Executive Vice President, Business          May 26, 1999
---------------------------------------   Development, Secretary, Treasurer and
Murray Hidary                                            Director

/s/ Peter A. Derow                                       Director                       May 26, 1999
---------------------------------------
Peter A. Derow

/s/ Henry Kressel                                        Director                       May 26, 1999
---------------------------------------
Henry Kressel

/s/ Cary Davis                                           Director                       May 26, 1999
---------------------------------------
Cary Davis

/s/ Irene Math                                Senior Vice President, Finance            May 26, 1999
---------------------------------------       (Principal Accounting Officer)
Irene Math

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

4.1        Registrant's 1998 Stock Incentive Plan, as amended.
5.1        Opinion of Morrison & Foerster LLP.
23.1       Consent of PricewaterhouseCoopers LLP.
23.2       Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1       Power of Attorney (See page II-3).